UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 29, 2003




                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


Minnesota                            000-19370                    41-1503914
(State or other jurisdiction of      (Commission               (I.R.S. Employer
incorporation or organization)       File Number)            Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)





Item 7.    Financial Statements and Exhibits

           (c)    The following exhibit is being furnished herewith:

99.1       Press Release, dated April 29, 2003, of Curative Health Services,
           Inc.

Item 9. Regulation FD Disclosure (also Item 12, Disclosure of Results of Operations and Financial Condition)

           The following information is being provided under Item 12, Disclosure of Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in Release No.33-8216. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934:

On April 29, 2003, Curative Health Services, Inc. issued a press release to report the Company's results of operations and financial condition for the completed fiscal quarter ended March 31, 2003. The release is furnished as
Exhibit 99.1 hereto and is incorporated herein by reference.The release includes non-GAAP financial measure identified as "adjusted net income" and "adjusted net income per diluted share" which do not include certain special charges. The Company's management uses these non-GAAP financial measures in presentations to investors because it believes that these measures more closely track the performance of the Company's operations from period to period and so have a higher level of comparability over multiple periods than GAAP net income and GAAP net income per diluted share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized. CURATIVE HEALTH SERVICES, INC.


Date:  April 29, 2003                      By:  /s/ Thomas Axmacher
                                                ________________
                                                Thomas Axmacher
                                                Chief Financial Officer

                                                                    Exhibit 99.1

                                                                           News


FOR IMMEDIATE RELEASE

Contact:

Scott Eckstein
Investor Relations
Curative Health Services
631-232-7044
seckstein@curativehealth.com


              CURATIVE HEALTH SERVICES REPORTS FIRST QUARTER 2003 RESULTS

                     Record First Quarter Revenues of $58 Million,

             Adjusted Net Income of $0.37 Per Share Before Special Charges,

                       GAAP Net Income Per Share of $0.25

New $35 Million Credit Facility Commitment with GE Healthcare Financial Services

Hauppauge, New York - April 29, 2003 - Curative Health Services, Inc., (Nasdaq:
CURE), announced today first quarter financial results for the period ended March 31, 2003. Total revenues for the first quarter were $58.0 million, compared with $ 22.8 million reported in the first quarter of 2002, an increase of 154.4%. Adjusted net income for the first quarter was $5.0 million or $0.37 per diluted share before special charges, and GAAP net income was $3.4 million or $0.25 per diluted share after including these special charges, compared with net income of $2.1 million, or $0.19 per diluted share, for the first quarter of 2002. First quarter 2003 results include special charges of $1.6 million or $0.07 per diluted share from the Company recording charges associated with the consolidation of its Specialty Pharmacy operations and $1.1 million or $0.05 per diluted share of special charges associated with settlements, including severance agreements, with former executives terminated in March 2002. Operating cash flow for the first quarter 2003 was strong at $6.1 million.

Also during the quarter, the Company received approximately $1.3 million in proceeds related to a settlement agreement the Company entered into on March 20, 2003 with the former shareholders of eBioCare.com Inc., and $0.3 million in other recoveries, which were recorded as a reduction to purchase price and goodwill.

"We are pleased with our overall results and continued momentum in our specialty pharmacy business," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "We saw a slight shortfall in our earnings as the result of fewer than anticipated contract signings in our wound care segment; however, we have signed two contracts thus far in the second quarter and are optimistic as to momentum in this area.

                                     (more)

"Additionally, we took steps this quarter towards consolidating pharmacy operations in southern California and incurred special charges for severances and related costs, lease abandonment and equipment write-offs. We expect a more efficient pharmacy operation as a result of this reorganization. Also, we have taken charges for settlement of long standing severance disputes related to the executive departures as disclosed in March 2002. The total of these charges, pre-tax was $2.7 million and after tax $1.6 million or $0.12 per share. At the same time, we received approximately 1.6 million in proceeds related to legal settlements and other recoveries, which on a cash basis mostly offsets the special charges we took this quarter to strengthen our existing infrastructure."

The Company also announced it has entered into a commitment with GE Healthcare Financial Services for a new $35 million revolving and term credit facility, to replace our existing line of credit. The new facility will be expandable for acquisitions, subject to conditions, for an additional $45 million. The new facility is subject to negotiation and execution of definitive agreements and other customary conditions. When complete it is anticipated that there will be a charge of $.03-$.04 per diluted share related to terminating our existing credit facility.

During the first quarter 2003, Curative also acquired MedCare, Inc. ("MedCare") for approximately $6.6 million in cash. MedCare is a specialty pharmacy with locations in Alabama, Mississippi, West Virginia and Florida. MedCare's primary product line is Synagis(R) for the prevention of RSV (Respiratory Syncytial Virus). Other product lines include Growth Hormone and Hemophilia clotting factor.


Second Quarter and Fiscal 2003 Guidance

For the full year 2003, the Company revised stated guidance of adjusted net income per diluted share to be in the $1.43 - $1.49 range from previously stated guidance of $1.50-$1.56. Revenues are now expected to be in the range of approximately $234-$244 million, revised from previously stated guidance of $237-$247 million. This adjusted net income per diluted share guidance does not include special charges of $0.12 per diluted share the Company recorded in the first quarter 2003 as well as a charge of $0.03-$0.04 per diluted share related to terminating our existing credit facility, which will be recorded upon closing of our new credit facility. Thus the revised guidance for GAAP net income per diluted share for the full year 2003 is for it to be in the $1.27 - $1.34 range. For the second quarter of 2003, the Company expects revenues of approximately $43-45 million and net income of approximately $0.29-$0.30 per diluted share. For the third quarter of 2003, Curative anticipates revenues in the range of approximately $49-51 million and net income per diluted share in the range of $0.28-$0.30. For the fourth quarter 2003, the Company expects revenues of approximately $86-$90 million and net income of approximately $0.49-$0.52 per diluted share.

Curative Health Services, Inc. will hold a conference call to discuss the Company's first quarter 2003 financial results, recent developments, business strategy and outlook, today at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-360-9865 approximately 10 minutes prior to the scheduled start time.

If you are unable to participate, a digital replay of the call will be available from Tuesday, April 29, 2003 at 1:00 p.m. Eastern Time until 12:00 a.m. Eastern Time on May 6, by dialing 1-800-428-6051 with passcode # 290138. The live broadcast of Curative Health Services quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call at those sites.

                                     (more)

About Curative Health Services

Curative Health Services, through its two unique business units, delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis and Rheumatoid Arthritis.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 85 percent. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients, achieving more than a 94 percent patient satisfaction rate.

      For more information, visit www.curative.com
                                  ----------------

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, competitive pressures, changes in customer mix, changes in supplier relationships, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, acceptance and demand for new pharmaceutical products and new therapies, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the industry and government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10K for the year ended December 31, 2002 for further discussion of these and other factors that could affect future results.

                                 (Tables Follow)

                         CURATIVE HEALTH SERVICES, INC.
                         Selected Financial Information



Condensed Consolidated Statements of Operations
-----------------------------------------------
(In thousands, except for per share data)- (Unaudited)


                                                     Three Months Ended
                                                          March 31,
                                                     2003          2002
                                                   ------------------------

Revenues                                           $ 58,020    $  22,764
Cost and expenses:
  Cost of product sales and services                 40,865       14,256
  Selling, general & administrative                   8,345        4,924
  Special charges                                     2,713            -
                                                     -------     --------
    Total costs and expenses                         51,923       19,180
                                                     -------     --------

Income from operations                                6,097        3,584

Interest income                                           2           36

Interest expense                                        487          137
                                                     -------     --------

Income before income taxes                            5,612        3,483

Income taxes                                          2,217        1,433
                                                     -------     --------

Net income                                         $  3,395    $   2,050
                                                     =======     ========

Adjusted net income excluding special charges      $  5,036    $    -
                                                     =======     ========

Net income per common share, basic                 $   0.28 (1)$    0.21
                                                     =======     ========

Net income per common share, diluted               $   0.25 (1)$    0.19
                                                     =======     ========

Adjusted net income per common
share, excluding special charges, diluted          $   0.37 (1)$    -
                                                     =======     ========

Denominator for basic earnings per share,
weighted average common shares                       12,206        9,653
                                                     =======     ========

Denominator for diluted earnings
per share, weighted average common shares
assuming conversions                                 13,920       10,962
                                                     =======     ========

(1) Calculated on the "as if converted" method.

                         CURATIVE HEALTH SERVICES, INC.
                         Selected Financial Information


Condensed Consolidated Balance Sheets
(Dollars in thousands)- (Unaudited)


                                          March 31,            December 31,
Assets                                       2003                  2002
                                        ---------------       ---------------
Current assets:
   Cash and cash equivalents              $  1,998               $  2,643
   Accounts receivable, net                 40,858                 36,438
   Deferred tax assets                       2,957                  2,957
   Inventories                              13,741                 12,766
   Prepaids and other assets                 1,570                  2,212
                                            -------               --------
     Total current assets                   61,124                 57,016

   Property and equipment, net               4,666                  3,284
   Goodwill and intangibles                129,473                125,165
   Other long-term assets                    1,087                    979
                                            -------               --------

     Total assets                         $196,350               $186,444
                                           =======               ========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                       $ 30,816               $ 21,786
   Accrued expenses                          9,852                 11,579
   Current portion long term liabilities     7,046                  6,102
                                            -------               --------
     Total current liabilities              47,714                 39,467

   Long-term liabilities                    24,087                 26,076

   Stockholders' equity                    124,549                120,901
                                           -------               --------

     Total liabilities and
     stockholders' equity                 $196,350               $186,444
                                           =======               ========


   Editors Note: This release is also available on the Internet over the
                             World Wide Web at
                          http://www.curative.com

                                   # # #